UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2008

ALCO ENERGY CORP.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

(Address of principal executive offices)

(905) 212-7467

(Registrant's telephone number, including area code)

STARTALE GROUP, INC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On May 5, 2008, the board of directors of Startale Group Inc. (“Startale”) approved an amendment to Startale's articles of incorporation to change the name of the corporation from "Startale Group, Inc." to "Alco Energy Corp.".  The name change amendment was approved by the board of directors and by a majority of the shareholders.  The name change amendment was filed with the Secretary of State of Nevada and became effective on May 21, 2008.

Item 8.01  Other Events

On May 5, 2008 the board of directors of the Company authorized a three (3) to one (1) forward split of all outstanding common shares.

The effect of the forward split was to increase the number of the Company’s common shares issued and outstanding from 10,500,000 to 31,500,000.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.  The forward split and increase in outstanding common stock will be made effective upon NASDAQ approval.

Item 9.  Financial Statements and Exhibits

(c)  Exhibits

Number

Exhibit

3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting changing the name of the corporation from Startale Group Inc. to Alco Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALCO ENERGY CORP.

By:  /s/ Bill Akrivos

Bill Akrivos

President

Date: June 6, 2008

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